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                                                               Exhibit 10.6

                       AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment, effective January 31, 1997, to the EMPLOYMENT AGREEMENT ("Agreement") dated November 15, 1994, by and between DALEEN TECHNOLOGIES, INC., and RICHARD A. SCHELL, changes the following sections:

(1) Section 2. TERM. In the second sentence, replace "may be extended" with "shall be automatically extended".

(2) Section 3. SALARY AND BASE COMPENSATION. Replace the entire first sentence with the following "Employee shall be entitled to receive salary during the Employment Period at the rate of One Hundred and Fifty Thousands and 00/100 Dollars ($150,000.00), per annum, and as such may be increased pursuant to
    Section 12 hereof (the "Base Salary")".

(3) Section 8. PROFITS BONUS. In section (a), change "net earnings" to "net pre-tax earnings". In section (b), change "net earnings" to "net pre-tax earnings" in the second sentence. Also in section (b), replace the entire first sentence with the following "For purposes of this Agreement, "net pre-tax earnings" as used herein shall be determined by the Company's internal financial statements".

(4) Section 7. VACATION. Replace in its entirety with the following "Employee shall be entitled to paid vacation in accordance with the vacation policy of the Company in effect for senior executives from time to time, in no event to be less than three (3) weeks per calendar year."

(5) Exhibit D, NON-SOLICITATION AND NON-COMPETE AGREEMENT. Section 4. SEVERANCE. In the first sentence, change "six (6) months" to "one (1) year".


All other provisions and sections of the Agreement except for the above changes will remain the same and unchanged.


Agreed to this as of the date above:

DALEEN TECHNOLOGIES, INC.:                EMPLOYEE:

/s/ James R. Daleen                       /s/ Richard A. Schell
-------------------------------------     --------------------------------------
James R. Daleen, President and CEO        Richard A. Schell, Vice President of
                                          Finance and CFO